Exhibit 99.4

Frequently Asked Questions (FAQ)
for
Shareholders of Peakstone Realty Trust (f/k/a Griffin Realty Trust)
Last updated: March 24, 2023

Peakstone Realty Trust (“Peakstone”, “PKST”, “we” or the “Company”) prepared these questions and answers in advance of its intended listing of its common shares on NYSE (the “Listing”). Should you have any additional questions, please contact us at ir@pkst.com. Thank you for your interest and investment in Peakstone.

1. When will the Listing of Peakstone’s common shares take place?

The Listing is scheduled to take place on or about April 13, 2023.  The completion of the Listing is subject to certain conditions including NYSE approval.

2. What is the Company’s intended stock ticker symbol?

PKST

3. In advance of the Company’s Listing, do I as a shareholder need to take any proactive steps, or will my shares automatically become listed on the exchange?

No, you do not need to take any specific action.  Upon Listing, all our existing classes of common shares will consolidate into a single class of common shares, which class will be listed on the NYSE without shareholders having to take any action.

4. Why did the Company choose to list on the NYSE at this particular time?

The Company intends to move forward with the Listing for a variety of reasons, including:
•	Opportunity for liquidity for existing shareholders
•	Ability for investors to retain embedded upside in the portfolio
•	Potential for Peakstone to gain access to additional sources of capital in the longer-term
•	Provides an attractive investment opportunity for new investors

5. The Company previously announced it would split into two companies and list the company that primarily owned industrial properties on a national securities exchange.  What changed?

With the guidance of its financial advisors, Peakstone’s Board of Trustees and management team unanimously determined that pursuing the Listing of the Company (in its entirety) is the best available path in the current market environment to provide liquidity to its shareholders and the opportunity to maximize value over time. This decision is the culmination of a process initiated in 2019 whereby the Company began the evaluation of a comprehensive range of strategic monetization alternatives for the Company and its assets.

6. I want to learn more about the Company’s intended strategy and business plan as a publicly traded company.  Where can I find more information about that?

On the Company’s website, www.pkst.com, in the Investors section, there is a file labeled “Investor Presentation.” In addition, in the coming days, we intend to post a narrated audio version of the Investor Presentation.

7. Beyond the Investor Presentation, where can I find additional information and details regarding the Company and its properties, strategy, management team, etc.?

Additional materials are available on the Company’s website at www.pkst.com, as well as on the SEC’s website www.sec.gov (click Filings, then Company Filing Search, then enter ‘Peakstone Realty Trust’ in the Company and Person Lookup field). This information includes, but is not limited to Forms 10-K, 10-Q, 8-K (including Supplemental Information) and Ownership disclosures.

8. Does Peakstone’s management team intend to sell their personally owned shares at, or soon after, the Listing?

No, Peakstone’s management team does not plan to sell shares in connection with the Listing.  In addition, in connection with the Listing, Peakstone has adopted formal share ownership guidelines applicable to all executive officers requiring them to achieve and maintain ownership of common shares with a value equal to a multiple of their annual base salary.

9. Once Peakstone’s common shares are listed, is there a lock-out period where shareholders will be prohibited from selling their shares?

No, there will not be a lock-out period.  All common shares will be eligible for trading on the NYSE upon Listing.

10. Once the shares are listed, how would I go about selling some or all of my shares?

All shareholders that hold common shares will have the ability to enter sell orders when the shares commence trading on the NYSE. Shareholders who intend to sell shares should contact their broker or agent that holds their shares to discuss the process for selling their shares.

11. Once the shares are listed, how does a shareholder buy additional shares?

Once Peakstone’s common shares commence trading on the NYSE, shareholders can purchase additional shares by placing a buy order through their brokerage account.

12. How does the Company plan to communicate with shareholders going forward?

The Company plans to continue using its website (www.pkst.com) as the primary location to post updates. The Company will make available through its website its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC (also viewable at www.sec.gov).  Also, the Company will routinely post important information about its business, operating results and financial condition and prospects, including, for example, information about material acquisitions and dispositions, earnings releases, and copies of investor presentations.

13. If I want to stay informed about Company updates but prefer not to check the website regularly, is there a way to sign up to receive this information automatically?

In the next several weeks the Company intends to add the capability on its website to sign up for email notifications; doing so will enable you to automatically receive emails of some or all (based upon your preferences) of the Company’s various updates.

14. My most recent account statement shows I own fewer shares while the Net Asset Value (price per share) increased. Please explain what happened.

As the Company announced in a press release on March 10, 2023, in preparation for the Listing of the Company’s shares, Peakstone instituted a reverse share split, effective March 10, 2023, whereby investors received one share for every nine shares previously owned. This share split did not impact your rights as shareholders, your relative percentage ownership of the Company or dividend economics, it just changed the number of shares you own.

15. Does the Company plan to continue paying dividends in the future, and if so at what frequency (monthly, quarterly, etc.)?

Peakstone’s Board of Trustees has declared a cash dividend for the month of March 2023 of $0.075 per common share that is payable on May 12, 2023, to holders of record of its common shares on May 2, 2023. While the Company expects to continue paying regular dividends, all dividend decisions (including amount and frequency) will be made by the Board of Trustees.

16. How is the company managed?

The Company is internally managed by an experienced team that specializes in industrial and office properties.

17. How do I reach someone at Peakstone if I have a question?

There are several options for general inquiries and account-related service assistance, as follows:

Investor Relations: (for issues not related to Transfer Agent matters):
ir@pkst.com

Advisors:
advisorservices@pkst.com

Registered Shareholders:
Computershare (Peakstone’s Transfer Agent) can answer any questions you may have about your shares, account statements, changing your beneficiary designation, requesting tax forms, etc.
800-679-2112 (Monday-Friday 8:30a.m.-6:00p.m Eastern Standard Time)
computershare.com/pkst

PLEASE NOTE COMPUTERSHARE OFFERS ONLINE SELF-SERVICE OPTIONS TO ACCOMPLISH MANY SERVICE REQUESTS. Specifically, Computershare offers robust, easy-to-use online portals for both investors and for financial advisors, and we encourage you to take advantage of those self-service options. To help you better understand those options, Peakstone and Computershare prepared and posted to Peakstone’s website (in the Investors section) a document labeled ‘Transfer Agent Change and Listing-Related Q&A’. In that document you will find a description of the range of actions you can accomplish via these on-line portals, and step-by-step instructions on how to find and fill out paperwork.